EXHIBIT 23.1

                        PENDER NEWKIRK & COMPANY, C.P.A.S
                          Certified Public Accountants
                       100 South Ashley Drive, Suite 1650
                                 Tampa, FL 33602

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

DNAPrint genomics, Inc.
900 Cocoanut Ave.
Sarasota, FL 34236

Gentlemen:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated February 25, 2005 included in the Annual Report on Form 10-KSB/A of DNAPrint genomics, Inc. as of and for the years ended December 31, 2004.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Pender Newkirk & Company, P.A.
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Pender Newkirk & Company, P.A.

July 15, 2005